Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 333-111986 on Form N-1A of our reports dated November 26, 2008, relating to the financial statements and financial highlights of Tamarack Funds Trust, comprised of Large Cap Growth Fund, Mid Cap Growth Fund, SMID Cap Growth Fund, Enterprise Fund, Small Cap Core Fund, Microcap Value Fund, Value Fund, Quality Fixed Income Fund, Tax-Free Income Fund, Prime Money Market Fund, U.S. Government Money Market Fund, Tax-Free Money Market Fund, Institutional Prime Money Market Fund, Institutional Tax-Free Money Market Fund, and Access Capital Community Investment Fund, appearing in the Annual Reports to Shareholders on Form N-CSR of Tamarack Funds Trust for the year or period ended September 30, 2008, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois

January 27, 2009